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                                                                  EXHIBIT 10.22


                              EMPLOYMENT AGREEMENT

         This Employment Agreement, dated as of the 7th day of July, 1993 (the "Agreement"), is entered into between GenRad, Inc., a Massachusetts corporation with offices at 300 Baker Avenue, Concord, Massachusetts 01742 (the "Company"), and James F. Lyons, an individual residing at 8 Pinnacle Mountain Road, Simsbury, Connecticut 06070 (the "Employee").

         In consideration of the mutual covenants contained herein, the parties agree as follows:

        1.   Term of Employment.
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             A.    The Company agrees to employ the Employee and the
        Employee agrees to serve the Company until July 7, 1996, unless the employment of the Employee is terminated earlier in accordance with the terms of this Agreement. During the period of employment, the Employee shall devote his full business time during normal business hours to the business and affairs of the Company, except that the Employee shall have the right to participate in civic, cultural and charitable activities and to manage personal investments so long as such activities in the aggregate do not significantly interfere with the performance of the Employee's duties for
        the Company.   During such period of employment, the Company
        shall pay the Employee a salary of not less than $325,000 per annum, payable in accordance with the Company's standard payroll practices, provided that the Employee's base salary may be reduced prior to a Change in Control of the Company (as such term is defined in Section 2 below) in accordance with a general salary reduction applicable to substantially all of the officers of the Company and the Company's affiliates, taken as a whole (for purposes hereof, "affiliates" means any entities controlled by, controlling or under common control with the Company at the time of any such reduction, and "Company" includes any successors to the business of the Company). During such period of employment, the Employee shall also be entitled to receive fringe benefits at a level consistent with those for which employees of the same grade level and seniority are eligible, including participation in retirement plans, stock plans and incentive compensation and bonus programs, vacation and sick time, and medical, dental, life insurance and other similar benefits.

             B. The Employee shall serve as the President and Chief Executive Officer and as a director of the Company, and shall report to the Company's Board of Directors.

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       2.   Salary Continuation.
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            A.   If the Company terminates the Employee's employment
       without cause prior to July 7, 1996 (any such action being hereafter referred to as an "Involuntary Termination"), the Company shall:

                (i) Continue to provide the Employee, at the Company's expense, with the full level of medical, dental and similar health benefits for which the Employee was eligible immediately prior to the Involuntary Termination, until the earlier to occur of
           (a) the Employee's full time employment by another company, or (b) the second anniversary of the Involuntary Termination (whether or not such period ends after July 7, 1996).

               (ii) During the period commencing with the date of the Involuntary Termination and ending 12 months thereafter (whether or not such period ends after July 7, 1996 and regardless of whether the Employee has become employed by another company), continue to pay the Employee's base salary as in effect immediately prior to the Involuntary Termination at the same time intervals as salary payments were made to the Employee immediately prior to the Involuntary Termination.

               (iii)   During the period, if any, following
           completion of the 12-month period referred to in paragraph (ii) above, and ending 12 months thereafter (whether or not such period ends after July 7, 1996 and regardless of whether the Employee has become employed by another Company), pay the Employee, at the same time intervals as salary payments were made to the Employee immediately prior to the Involuntary Termination, an amount equal to (a) his base salary immediately prior to the Involuntary Termination minus (b) any salary or other compensation earned by the Employee from other employment; it being understood that the Employee shall use reasonable efforts to find new employment suitable to his training and performance (provided that the Employee shall not be required to move his residence to accept new employment).

                (iv) Provide reasonable executive outplacement support.


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       Notwithstanding the foregoing, an Involuntary Termination
       shall be deemed to have occurred, and the Employee shall be entitled to the benefits set forth in this Section 2A, if the Employee voluntarily terminates his employment on account of the occurrence of any of the following events after a Change in Control of the Company: (i) the assignment to the Employee of any duties inconsistent in any respect with the highest position (including status, offices, titles and reporting requirements), authority, duties or responsibilities attained by the Employee during the period of his employment by the Company; (ii) a failure of the Company to comply with the terms of Section 1; (iii) a relocation of the Employee outside the metropolitan Boston area; or (iv) a decrease in the Employee's compensation (including base salary, bonus or fringe benefits). For purposes hereof, "Change in Control of the Company" shall have the meaning set forth in the Company's 1991 Equity Incentive Plan, as adopted by the Board of Directors of the Company on March 29, 1991 (and without regard to any subsequent amendments thereto).

            B. If the Employee voluntarily elects to terminate his employment (any such action being hereafter referred to as a "Voluntary Termination"), the Company shall:

                (i) Continue to provide the Employee, at the Company's expense, with the full level of medical, dental and similar health benefits for which the Employee was eligible immediately prior to the Voluntary Termination, until the last day of the Employee's full time employment by the Company.

               (ii) Continue to pay the Employee's base salary as in effect immediately prior to the Voluntary
           Termination, at the same time intervals as salary payments were made to the Employee immediately prior to the Voluntary Termination, until the last day of the Employee's full time employment by the Company.

        3.    DEATH, RESIGNATION OR TERMINATION FOR CAUSE.  The
   Employee shall have no rights under Sections 1 and 2, and this Agreement shall immediately terminate, in the event the Employee dies, is incapacitated for a continuous period of 180 days or is terminated for cause (as defined in Section 4 below). Notwithstanding anything herein to the contrary, the parties shall have the right to terminate the Employee's employment with the Company under the following terms and conditions:

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               A.   The Company shall have the right to terminate the
        Employee's employment at any time upon 30 days' notice to the Employee, subject to the Employee's rights in Section 2A above; and

               B. The Employee shall have the right to terminate his employment at any time upon 60 days' notice to the Company, subject to the Employee's rights in Section 2B above.

         4. TERMINATION FOR CAUSE. The Company may terminate the employment of the Employee for cause. For purposes hereof, "cause" shall exist only if the Employee (i) engages in fraud in the performance of his duties for the Company, or (ii) is convicted of or pleads guilty or no contest to any felony involving moral turpitude.

          5.   NON-DISCLOSURE AND NON-COMPETITION.

               A. The Employee agrees that all confidential information relating to the Company's business is the exclusive property of the Company. The Employee agrees not to make unauthorized use or disclosure of such confidential information during the period of his employment by the Company and for a period of five years thereafter.

               B. During the period of employment and, in the event the Employee's employment is terminated for cause or if the Employee voluntarily terminates his employment with the Company (other than for reasons set forth in the first sentence of the last paragraph of Section 2A), for a period of one year after the expiration thereof, the Employee will not, directly or indirectly, as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), engage in the business of developing, producing, marketing or selling automatic test equipment for electronic printed-circuit boards or automotive applications.

          6.   MISCELLANEOUS.

               A. The Company may assign its rights and obligations under this Agreement to a successor to all or substantially all of the business and/or assets of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement to the same extent that the Company would be

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       required to perform it had no such succession taken place.
       The obligations of the Employee under this Agreement are personal and shall not be assigned.

            B. The Company agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which the Employee may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Employee or others of the validity or enforceability of, or liability under, any provision of this Agreement.

            C. This Agreement may be amended only by a written agreement signed by the Employee and the Company.

            D. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

            E. All notices or elections required or permitted under this Agreement shall be in writing, signed by the party giving such notice or election, and shall be effective upon personal delivery, three days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, or one business day following deposit with Federal Express or another nationally recognized overnight courier service, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party may designate to the other in accordance with this Section 6E.

            F. The provisions of Sections 2 and 5 shall survive the termination of this Agreement.

       IN WITNESS WHEREOF, the Employee and the Company have executed this Agreement as of the date set forth above.

   EMPLOYEE:                            GENRAD,  INC.

   /s/ JAMES F. LYONS             By:   /s/ JAMES H. WRIGHT
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   James F. Lyons                       Title: Director